Exhibit 99.1
The Beauty Health Company Announces Appointment of Andrew Stanleick
as President and Chief Executive Officer

Highly Accomplished Brand Builder with 25+ Years of Global Beauty & Retail Experience and Proven Record of Scaling Businesses Internationally Joins the BeautyHealth Team and Board of Directors

Long Beach, Calif., – January 20, 2022 – The Beauty Health Company (“BeautyHealth” or the “Company”; NASDAQ:SKIN), a global category-creator in beauty health leading the charge with HydraFacialTM, its flagship brand, today announced the appointment of Andrew Stanleick as President and Chief Executive Officer, effective February 7th, 2022. Mr. Stanleick will also join the Company’s Board of Directors at that time.

Mr. Stanleick is an accomplished beauty and retail industry veteran with more than 25 years of multi-channel marketing, branding and deep digital experience. He is known for leading the transformation and growth of iconic global and digital brands across Asia-Pacific, Europe and the Americas.

“Andrew’s extensive knowledge of the beauty and retail industries, his high impact global leadership, proven track record in international markets and in broadening brand awareness are invaluable as we continue to expand the beauty health category that we created,” said Brent Saunders, Executive Chairman of BeautyHealth. “His two decades of international experience and innovative beauty marketing prowess uniquely position Andrew to build upon our platform and community to drive our growth as we capitalize on significant opportunities, especially in Asia. We are at a pivotal point in investing in our digital marketing and our infrastructure to expand our footprint globally, and Andrew will be instrumental to executing against our strategic initiatives. We are delighted to welcome him to the team.”

Prior to joining The Beauty Health Company, Mr. Stanleick held senior roles at Coty Inc. since 2017 and previously led Coty’s Consumer Beauty business in Europe. He was most recently Executive Vice President, Americas, where he oversaw Coty’s portfolio of Luxury and Consumer brands across the region. Mr. Stanleick also served as the Global CEO for the joint venture with Kylie Jenner Beauty and oversaw the Kim Kardashian West business for Coty.

Prior to Coty, Mr. Stanleick spent a number of years at Coach Inc. as President & CEO of both the Europe and South East Asia-Pacific businesses. He began his career in consumer goods at Unilever and L’Oreal, holding progressively senior positions in marketing and country management leadership roles.

“I am thrilled to be joining BeautyHealth at such an exciting time for the Company. The strong business momentum, impressive category creating product and passionate community are driving impressive growth,” said Mr. Stanleick. “I look forward to working with the talented team at BeautyHealth to deliver long-term growth through brand-building initiatives, constant innovation, exciting digital marketing, continued geographic expansion and pursuit of strategic acquisitions as we capitalize on the enormous market opportunity. Our goal is to build a valuable, industry leading, global platform company in the beauty health category.”

A native of England, Mr. Stanleick graduated with a master’s degree from the University of Cambridge. He currently serves on the Executive Board of Directors for the Personal Care Products Council and The Fragrance Foundation.

About The Beauty Health Company

BeautyHealth is a category-creating beauty health company focused on bringing innovative products to market. Our flagship brand, HydraFacial, is a non-invasive and approachable beauty health platform and ecosystem with a powerful community of estheticians, consumers and partners, bridging medical and consumer retail to democratize and personalize skin care solutions for the masses. HydraFacial uses a unique delivery system to cleanse, extract and hydrate with our patented hydradermabrasion technology and super serums that are made with nourishing ingredients, providing an immediate outcome and creating an instantly gratifying glow in just three steps and 30 minutes. HydraFacial® and Perk™ products are available in over 87 countries with over 19,000 Delivery Systems globally and millions of treatments performed each year. For more information, visit the brand on LinkedIn, Facebook, Instagram, or at HydraFacial.com. For our Investor Relations website, please visit https://investors.beautyhealth.com/.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,”

“should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the timing and impact of changes in management; the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to maintain the listing of The Beauty Health Company’s shares on Nasdaq; The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

ICR, Inc.
Investors: Dawn Francfort
Email: BeautyHealthIR@icrinc.com
Press: Alecia Pulman
Email: BeautyHealthPR@icrinc.com
2